EXHIBIT 4.6

                               OMNICOM GROUP INC.

                    Zero Coupon Zero Yield Convertible Notes
                                    due 2032

                                   ----------

                                   INDENTURE

                           Dated as of March 6, 2002

                                   ----------

                              JPMORGAN CHASE BANK

                                    TRUSTEE

                                   ----------

                             CROSS REFERENCE TABLE*

                                                                      Indenture
TIA Section                                                             Section
-----------                                                             -------
310(a)(1)..................................................................7.09
   (a)(2)..................................................................7.09
   (a)(3)..................................................................N.A.
   (a)(4)..................................................................N.A.
   (b)...............................................................7.08; 7.10
   (c).....................................................................N.A.
311(a).....................................................................7.13
   (b).....................................................................7.13
   (c).....................................................................N.A.
312(a).....................................................................2.05
   (b)....................................................................12.03
   (c)....................................................................12.03
313(a).....................................................................7.14
   (b)(1)..................................................................N.A.
   (b)(2)..................................................................7.14
   (c)....................................................................12.02
   (d).....................................................................7.14
314(a)........................................................4.02; 4.03; 12.02
   (b).....................................................................N.A.
   (c)(1).................................................................12.04
   (c)(2).................................................................12.04
   (c)(3)..................................................................N.A.
   (d).....................................................................N.A.
   (e)....................................................................12.05
   (f).....................................................................N.A.
315(a).....................................................................7.01
   (b)..............................................................7.15; 12.02
   (c).....................................................................7.01
   (d).....................................................................7.01
   (e).....................................................................6.11
316(a) (last sentence).....................................................2.08
   (a)(1)(A)...............................................................6.05
   (a)(1)(B)...............................................................6.04
   (a)(2)..................................................................N.A.
   (b).....................................................................6.07
317(a)(1)..................................................................6.08
   (a)(2)..................................................................6.09
   (b).....................................................................2.04
318(a)....................................................................12.01

                           N.A. means Not Applicable.

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* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.......................................................1
SECTION 1.02 Other Definitions.................................................6
SECTION 1.03 Incorporation by Reference of Trust Indenture Act.................7
SECTION 1.04 Rules of Construction.............................................7
SECTION 1.05 Acts of Holders...................................................7

                                 ARTICLE 2
                              THE SECURITIES

SECTION 2.01 Form and Dating...................................................9
SECTION 2.02 Execution and Authentication.....................................10
SECTION 2.03 Registrar, Paying Agent, Conversion Agent and
               Bid Solicitation Agent.........................................11
SECTION 2.04 Paying Agent to Hold Money and Securities in Trust...............11
SECTION 2.05 Securityholder Lists.............................................12
SECTION 2.06 Transfer and Exchange............................................12
SECTION 2.07 Replacement Securities...........................................13
SECTION 2.08 Outstanding Securities; Determinations of Holders' Action........14
SECTION 2.09 Temporary Securities.............................................15
SECTION 2.10 Cancellation.....................................................15
SECTION 2.11 Persons Deemed Owners............................................15
SECTION 2.12 Global Securities................................................15
SECTION 2.13 CUSIP Numbers....................................................20

                                 ARTICLE 3
                         REDEMPTION AND PURCHASES

SECTION 3.01 Right to Redeem; Notices to Trustee..............................20
SECTION 3.02 Selection of Securities to Be Redeemed...........................20
SECTION 3.03 Notice of Redemption.............................................21
SECTION 3.04 Effect of Notice of Redemption...................................22
SECTION 3.05 Deposit of Redemption Price......................................22
SECTION 3.06 Securities Redeemed in Part......................................22
SECTION 3.07 Conversion Arrangement on Call for Redemption....................22
SECTION 3.08 Purchase of Securities at Option of the Holder...................23
SECTION 3.09 Purchase of Securities at Option of the Holder
               upon Change in Control.........................................30
SECTION 3.10 Effect of Purchase Notice or Change in
               Control Purchase Notice........................................32
SECTION 3.11 Deposit of Purchase Price or Change in
               Control Purchase Price.........................................34

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* Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

SECTION 3.12 Securities Purchased in Part.....................................34
SECTION 3.13 Covenant to Comply with Securities Laws upon
               Purchase of Securities.........................................34
SECTION 3.14 Repayment to the Company.........................................34
SECTION 3.15 Clean-up Call by the Company.....................................35

                                 ARTICLE 4
                                 COVENANTS

SECTION 4.01 Payment of Securities............................................35
SECTION 4.02 SEC and Other Reports............................................35
SECTION 4.03 Compliance Certificate...........................................36
SECTION 4.04 Further Instruments and Acts.....................................36
SECTION 4.05 Maintenance of Office or Agency..................................36
SECTION 4.06 Delivery of Certain Information..................................36
SECTION 4.07 Calculation of Original Issue Discount...........................37

                                 ARTICLE 5
                           SUCCESSOR CORPORATION

SECTION 5.01 When Company May Merge or Transfer Assets........................37

                                 ARTICLE 6
                           DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default................................................38
SECTION 6.02 Acceleration.....................................................40
SECTION 6.03 Other Remedies...................................................41
SECTION 6.04 Waiver of Past Defaults..........................................41
SECTION 6.05 Control by Majority..............................................41
SECTION 6.06 Limitation on Suits..............................................41
SECTION 6.07 Rights of Holders to Receive Payment.............................42
SECTION 6.08 Collection Suit by Trustee.......................................42
SECTION 6.09 Trustee May File Proofs of Claim.................................42
SECTION 6.10 Priorities.......................................................43
SECTION 6.11 Undertaking for Costs............................................43
SECTION 6.12 Waiver of Stay, Extension or Usury Laws..........................44

                                 ARTICLE 7
                                  TRUSTEE

SECTION 7.01 Duties and Responsibilities of the Trustee;
               During Default; Prior to Default...............................44
SECTION 7.02 Certain Rights of the Trustee....................................45
SECTION 7.03 Trustee Not Responsible for Recitals, Disposition
               of Securities or Application of Proceeds Thereof...............47
SECTION 7.04 Trustee and Agents May Hold Securities; Collections, Etc.........47
SECTION 7.05 Moneys Held by Trustee...........................................47
SECTION 7.06 Compensation and Indemnification of Trustee and
               Its Prior Claim................................................47
SECTION 7.07 Right of Trustee to Rely on Officers' Certificate, Etc...........48

SECTION 7.08 Conflicting Interests............................................49
SECTION 7.09 Persons Eligible for Appointment as Trustee......................49
SECTION 7.10 Resignation and Removal; Appointment of Successor Trustee........49
SECTION 7.11 Acceptance of Appointment by Successor Trustee...................50
SECTION 7.12 Merger, Conversion, Consolidation or Succession to
               Business of Trustee............................................51
SECTION 7.13 Preferential Collection of Claims Against the Company............51
SECTION 7.14 Reports by the Trustee...........................................51
SECTION 7.15 Trustee to Give Notice of Default, But May Withhold in
             Certain Circumstances............................................51

                                 ARTICLE 8
                          DISCHARGE OF INDENTURE

SECTION 8.01 Discharge of Liability on Securities.............................52
SECTION 8.02 Repayment to the Company.........................................52

                                 ARTICLE 9
                                AMENDMENTS

SECTION 9.01 Without Consent of Holders.......................................52
SECTION 9.02 With Consent of Holders..........................................53
SECTION 9.03 Compliance with Trust Indenture Act..............................54
SECTION 9.04 Revocation and Effect of Consents, Waivers and Actions...........54
SECTION 9.05 Notation on or Exchange of Securities............................54
SECTION 9.06 Trustee to Sign Supplemental Indentures..........................54
SECTION 9.07 Effect of Supplemental Indentures................................54

                                ARTICLE 10
                                CONVERSION

SECTION 10.01 Conversion Privilege............................................54
SECTION 10.02 Conversion Procedure............................................56
SECTION 10.03 Fractional Shares...............................................57
SECTION 10.04 Taxes on Conversion.............................................57
SECTION 10.05 Company to Provide Stock........................................58
SECTION 10.06 Adjustment for Change in Capital Stock..........................58
SECTION 10.07 Adjustment for Rights Issue.....................................59
SECTION 10.08 Adjustment for Other Distributions..............................60
SECTION 10.09 When Adjustment May Be Deferred.................................62
SECTION 10.10 When No Adjustment Required.....................................62
SECTION 10.11 Notice of Adjustment............................................62
SECTION 10.12 Voluntary Increase..............................................63
SECTION 10.13 Notice of Certain Transactions..................................63
SECTION 10.14 Reorganization of Company; Special Distributions................63
SECTION 10.15 Company Determination Final.....................................64
SECTION 10.16 Trustee's Adjustment Disclaimer.................................64
SECTION 10.17 Simultaneous Adjustments........................................64
SECTION 10.18 Successive Adjustments..........................................64

SECTION 10.19 Rights Issued in Respect of Common Stock
               Issued upon Conversion.........................................64

                                ARTICLE 11
                            PAYMENT OF INTEREST

SECTION 11.01 Interest Payments...............................................65
SECTION 11.02 Defaulted Interest..............................................65
SECTION 11.03 Interest Rights Preserved.......................................66

                                ARTICLE 12
                               MISCELLANEOUS

SECTION 12.01 Trust Indenture Act Controls....................................66
SECTION 12.02 Notices ........................................................66
SECTION 12.03 Communication by Holders with Other Holders.....................67
SECTION 12.04 Certificate and Opinion as to Conditions Precedent..............67
SECTION 12.05 Statements Required in Certificate or Opinion...................68
SECTION 12.06 Separability Clause.............................................68
SECTION 12.07 Rules by Trustee, Paying Agent, Conversion Agent and Registrar..68
SECTION 12.08 Calculations....................................................68
SECTION 12.09 Legal Holidays..................................................68
SECTION 12.10 GOVERNING LAW...................................................68
SECTION 12.11 No Recourse Against Others......................................69
SECTION 12.12 Successors......................................................69
SECTION 12.13 Multiple Originals..............................................69


EXHIBITS

Exhibit A-1       Form of Face of Global Security
Exhibit A-2       Form of Certificated Security
Exhibit B-1       Transfer Certificate
Exhibit B-2       Form of Letter to Be Delivered by Accredited Investors
Exhibit C         Projected Payment Schedule

      INDENTURE dated as of March 6, 2002 between OMNICOM GROUP INC., a New York corporation (the "Company"), and JPMorgan Chase Bank, a New York banking corporation (the "Trustee").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Zero Coupon Zero Yield Convertible Notes due 2032 (the "Securities"):

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01 Definitions.

      "144A Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

      "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

      "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

      "Business Day" means each day of the year other than a Saturday or a Sunday on which banking institutions in the City of New York are not required or authorized to close.

      "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

      "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-2.

      "Common Stock" means the shares of Common Stock, $0.15 par value, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

      "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

      "Contingent Cash Interest" means, with respect to a Security, the interest paid in accordance with paragraph 5 of the Securities.

      "Contingent Additional Principal" of any Security means the difference between the Initial Principal Amount at Maturity and the Principal Amount at Maturity of the Security, if any.

      "Conversion Value" of a Security, means, as of any date of determination, the Sale Price per share of the Common Stock of the Company on such determination date multiplied by the number of shares of Common Stock then issuable upon conversion of $1,000 Initial Principal Amount at Maturity of a Security.

      "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 450 West 33rd Street, New York, NY 10001, Attention: Institutional Trust Services, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Company).

      "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1, and to the extent that such Securities are required to bear the Legend required by Section 2.06(f), such Securities will be in the form of a 144A Global Security.

      "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

      "Indebtedness" means, at any date, without duplication, obligations of the Company (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments of the Company.

      "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

      "Initial Principal Amount at Maturity" of any Security means $1,000.00 per $1,000.00 face amount of such Security.

      "Institutional Accredited Investor" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

      "Institutional Accredited Investor Security" means a Security in the form of the Security attached hereto as Exhibit A-2, representing Securities sold to Institutional Accredited Investors.

      "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

      "Issue Date" means March 6, 2002.

      "July 31, 2022 Average Conversion Value" means the average of the Conversion Values of the Securities for each of the 20 trading days preceding July 31, 2022.

      "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

      "Officers' Certificate" means a written certificate containing the information specified in Sections 12.04(1) and 12.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 needs only to be signed by the principal, executive, financial or accounting Officer of the Company and need not contain the information specified in Sections 12.04 and 12.05.

      "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

      "person" or "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Principal Amount at Maturity" of a Security means $1,000 per $1,000.00 face amount of such Security, except as the same may be increased pursuant to paragraph 4 of the Security.

      "Redemption Date" or "redemption date" means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

      "Redemption Price" or "redemption price" has the meaning set forth in paragraph 6 of the Securities.

      "Responsible Officer" means, when used with respect to the Trustee, any officer with direct responsibility for the administration of this Indenture or any other officer of the Trustee to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

      "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

      "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

      "Sale Price" of Capital Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Sale Price on the basis of such quotations as it considers appropriate.

      "SEC" means the Securities and Exchange Commission.

      "Securities" means any of the Company's Zero Coupon Zero Yield Convertible Notes due 2032 issued under this Indenture.

      "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

      "Significant Subsidiary" means a Subsidiary of the Company, including its Subsidiaries, which meets any of the following conditions:

      (a) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 20 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

      (b) the Company's and its other Subsidiaries' proportionate share of the total assets of the Subsidiary exceeds 20 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

      (c) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 20 percent of such income of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years, it being understood and agreed that the inclusion of a Subsidiary on any list of Subsidiaries or of "significant subsidiaries" within the meaning of Regulation S-K (or any successor rule or regulation) under the Securities Act for purposes of any filing with the SEC or otherwise shall not be considered in making the determination as to whether such Subsidiary meets the definition of "Significant Subsidiary" for purposes of this Indenture.

      "Special Record Date" means for the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 11.02.

      "Stated Maturity", when used with respect to any Security or any installment of Contingent Cash Interest thereon, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security or such installment of Contingent Interest is due and payable.

      "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or partnership) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority equity ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

      "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

      "trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

      "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      SECTION 1.02 Other Definitions.
      -------------------------------

                                                                      Defined in
Term                                                                   Section
----                                                                   -------

"Act"....................................................................1.05(a)
"Agent Members"..........................................................2.12(e)
"Associate"..............................................................3.09(a)
"Average Sale Price".......................................................10.01
"Bankruptcy Law"............................................................6.01
"Bid Solicitation Agent"....................................................2.03
"cash"...................................................................3.08(b)
"Change in Control"......................................................3.09(a)
"Change in Control Purchase Date"........................................3.09(a)
"Change in Control Purchase Notice"......................................3.09(c)
"Change in Control Purchase Price".......................................3.09(a)
"Company Notice".........................................................3.08(e)
"Company Notice Date"....................................................3.08(c)
"Conversion Agent"..........................................................2.03
"Conversion Date"..........................................................10.02
"Conversion Rate"..........................................................10.01
"Custodian".................................................................6.01
"Defaulted Interest".......................................................11.02
"Depositary".............................................................2.01(a)
"DTC"....................................................................2.01(a)
"Event of Default"..........................................................6.01
"Exchange Act"...........................................................3.08(d)
"Exchange Party" ..........................................................10.02
"Ex-Dividend Date"......................................................10.08(b)
"Ex-Dividend Time".........................................................10.01
"Extraordinary Cash Dividend"...........................................10.08(a)
"Institutional Accredited Investors".....................................2.01(b)
"Legal Holiday"............................................................12.09
"Legend".................................................................2.06(f)
"Market Price"...........................................................3.08(d)
"Measurement Period"....................................................10.08(a)
"noncontingent bond method".................................................4.07
"Notice of Default".........................................................6.01
"Paying Agent"..............................................................2.03
"Payment Date"...........................................................3.08(a)
"Purchase Date"..........................................................3.08(a)
"Purchase Notice"........................................................3.08(a)
"Purchase Party".........................................................3.08(i)
"Purchase Price".........................................................3.08(a)
"QIBs"...................................................................2.01(a)
"Registrar".................................................................2.03
"Relevant Cash Dividends"...............................................10.08(a)

"Rights"...................................................................10.19
"Rights Agreement".........................................................10.19
"Rule 144A Information".....................................................4.06
"Securities Act".........................................................3.08(d)
"Time of Determination"....................................................10.01
"Zero Coupon Zero Yield Convertible Notes Market Price".................Exh. A-1

      SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "Commission" means the SEC.

      "indenture securities" means the Securities.

      "indenture security holder" means a Securityholder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Trustee.

      "obligor" on the indenture securities means the Company.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

      SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

      (a)   a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

      (c)   "or" is not exclusive;

      (d)   "including" means including, without limitation; and

      (e) words in the singular include the plural, and words in the plural include the singular.

      SECTION 1.05 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The ownership of Securities shall be proved by the register for the Securities or by a certificate of the Registrar.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

      (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                    ARTICLE 2

                                 THE SECURITIES

      SECTION 2.01 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

      (a) 144A Global Securities. Securities offered and sold within the United States to qualified institutional investors as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

      (b) Institutional Accredited Investor Securities. Except as provided in this Section 2.01, 2.06 or 2.12, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities. Securities offered and sold within the United States to institutional accredited investors as defined in Rule 501(a)(1), (2), (3) and
(7) under the Securities Act ("Institutional Accredited Investors") shall be issued, initially, in the form of an Institutional Accredited Investor Security in accordance with the procedures in Section 2.12, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

      (c) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount at Maturity of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

      Any adjustment of the aggregate Principal Amount at Maturity of a Global Security to reflect the amount of any increase or decrease in the Principal Amount at Maturity of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

      (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Securities deposited with or on behalf of the Depositary.

      The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(d), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

      "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

      (e) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto. The Form of the Reverse Side of the Security in Exhibit A-1 will be incorporated into Exhibit A-2.

      SECTION 2.02 Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer, under its corporate seal reproduced thereon, if required by applicable law. The signature of the Officer and/or corporate seal on the Securities may be manual or facsimile.

      Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

      No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual or facsimile signature of a Responsible Officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

      The Trustee shall authenticate and deliver Securities for original issue in the aggregate Initial Principal Amount at Maturity of up to $900,000,000 upon a Company Order without any further action by the Company. The aggregate Initial Principal Amount at Maturity outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

      The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Initial Principal Amount at Maturity or any integral multiple thereof.

      SECTION 2.03 Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Company shall also appoint a bid solicitation agent (the "Bid Solicitation Agent") to act pursuant to paragraph 5 of the Securities. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

      If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar. None of the Company or any Subsidiary or any Affiliate of either of them may act as Bid Solicitation Agent.

      The Company initially appoints the Trustee as Registrar, Conversion Agent, Paying Agent and Bid Solicitation Agent in connection with the Securities.

      SECTION 2.04 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, (including Section 3.11 hereof), not later than 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock, if the requirements for payments in Common Stock are satisfied, sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (if other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company, a

Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

      SECTION 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on January 1 and July 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

      SECTION 2.06 Transfer and Exchange. Subject to Section 2.12 hereof, (a) upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Securityholder requesting such registration of transfer or exchange.

      At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

      The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

      (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section

2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

      (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

      (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.

      (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

      (f) If Securities are issued upon the registration of transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibits A-1 and A-2 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or
(ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

      SECTION 2.07 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

      Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      SECTION 2.08 Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.07 and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

      If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

      If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on or prior to the Business Day following the Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then such Securities shall cease to be outstanding and Contingent Additional Principal and Contingent Cash Interest, if any, on such Securities shall cease to accrue; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

      If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and

Contingent Additional Principal and Contingent Cash Interest, if any, shall cease to accrue on such Security.

      SECTION 2.09 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

      If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount at Maturity of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

      SECTION 2.10 Cancellation. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to
Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee and the Trustee shall deliver a certificate of destruction to the Company.

      SECTION 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof, and Contingent Cash Interest, if any, thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

      SECTION 2.12 Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i), (B) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section
2.06 and Section 2.12(a)(iii) and (iv) below.

            (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

            (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                  (a) so long as the Securities are Restricted Securities,
            certification, in the form set forth in Exhibit B-1, and, if requested by the Company or the Registrar, certification in the form set forth in Exhibit B-2, that such beneficial interest in the Global Security is being transferred to an Institutional Accredited Investor in accordance with subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act;

                  (b) written instructions from the Company to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                  (c) if the Company or Registrar so requests, an Opinion of
            Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend,

      then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Securities represented by the Global Security to be decreased by the aggregate Principal Amount at Maturity of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so issued.

            (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

                  (x) to register the transfer of such Certificated Securities;
            or

                  (y) to exchange such Certificated Securities for an equal
            Principal Amount at Maturity of Certificated Securities of other authorized denominations,

      the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for registration of transfer or exchange:

                  (a) shall be duly endorsed or accompanied by a written
            instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (b) so long as such Securities are Restricted Securities, such
            Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                        (A) if such Certificated Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                        (B) if such Certificated Securities are being
                  transferred to the Company, a certification to that effect; or

                        (C) if such Certificated Securities are being
                  transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibits B-1 and B-2, if requested by the Company or the Registrar) and (ii) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

            (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.


Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (a) so long as the Securities are Restricted Securities,
            certification, in the form set forth in Exhibit B-1, that such Certificated Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A; and

                  (b) written instructions from the Company directing the
            Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate

            Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Securities represented by the Global Security to be increased by the aggregate Principal Amount at Maturity of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon Company Order, a new Global Security in the appropriate Principal Amount at Maturity.

                  (b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an Opinion of Counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B-1 or B-2, as may be requested by the Company or the Registrar, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

                  (c) The restrictions imposed by the Legend upon the
            transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate Principal Amount at Maturity, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

                  (d) As used in the preceding two paragraphs of this Section
            2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

                  (e) The provisions of clauses (1), (2), (3) and (4) below
            shall apply only to Global Securities:

                  (1) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(a)(ii), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days,
            (ii) an Event of Default has occurred and is continuing with respect to the Securities or (iii) the Company decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary). Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof may be a Certificated Security.

                  (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (3) Subject to the provisions of clause (5) below, the
            registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (4) In the event of the occurrence of any of the events
            specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

      SECTION 2.13 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3

                            REDEMPTION AND PURCHASES

      SECTION 3.01 Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 6 and 8 of the Securities. If the Company elects to redeem Securities pursuant to paragraphs 6 and 8 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Initial Principal Amount at Maturity of Securities to be redeemed, the Redemption Price and the amount of Contingent Cash Interest, if any, payable on the Redemption Date.

      The Company shall give the notice to the Trustee provided for in this
Section 3.01 in writing on the same date as it provides notice thereof to Holders, unless not all of the then outstanding Securities are called for redemption, in which case the Company shall give notice to the Trustee, at least 45 days before the Redemption Date (unless, in either case, a shorter notice shall be satisfactory to the Trustee).

      SECTION 3.02 Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed, if any). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Initial Principal Amount at Maturity of Securities that have denominations larger than $1,000 and integral multiples thereof.

      Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

      If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

      SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

      The notice shall identify the Securities to be redeemed and shall state:

      (1)   the Redemption Date;

      (2) the Redemption Price and the amount of Contingent Cash Interest, if any, payable on the Redemption Date;

      (3)   the Conversion Rate;

      (4)   the name and address of the Paying Agent and Conversion Agent;

      (5) that Securities called for redemption may be converted at any time before the close of business on the Redemption Date;

      (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

      (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and Contingent Cash Interest, if any;

      (8) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amount at Maturity of each Security to be redeemed;

      (9) that, unless the Company defaults in making payment of such Redemption Price and accrued Contingent Cash Interest, if any, on Securities called for redemption, will cease to accrue on and after the Redemption Date; and

      (10)  the CUSIP number of the Securities.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date called for such notice of redemption.

      SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued Contingent Cash Interest, if any) stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price (together with accrued Contingent Cash Interest, if any) stated in the notice.

      SECTION 3.05 Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and any accrued and unpaid Contingent Cash Interest with respect to, all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.

      SECTION 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Initial Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

      SECTION 3.07 Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and subsequent conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 10:00 a.m., New York City time, on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of, and any accrued and unpaid Contingent Cash Interest with respect to, such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Prices of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof prior to the Redemption Date may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

      SECTION 3.08 Purchase of Securities at Option of the Holder. (a) General. Subject to paragraph (i) below, if a Holder exercises its right to require the Company to purchase Securities pursuant to paragraph 7 of the Securities, such Securities shall be purchased by the Company or a Purchase Party, if applicable, pursuant to paragraph 7 of the Securities on each July 31, from July 31, 2003 through July 31, 2031 (each July 31 in the aforementioned period, or, if July 31 in the applicable period is not a Business Day, the next succeeding Business Day, a "Purchase Date"), at a purchase price equal to (i) the Initial Principal Amount at Maturity of the Security for any Purchase Date occurring prior to July 31, 2022 and (ii) the Initial Principal Amount at Maturity plus accrued Contingent Additional Principal, if any, as of the relevant Purchase Date for any Purchase Date occurring on or after July 31, 2022 through July 31, 2031 (each, a "Purchase Price," as applicable), at the option of the Holder thereof, upon:

            (1) delivery to the Paying Agent, by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is at least 20 Business Days prior to a Purchase Date until the close of business on the Purchase Date stating:

                  (A) the certificate number of the Security which the Holder will deliver to be purchased,

                  (B) the portion of the Initial Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be an Initial Principal Amount at Maturity of at least $1,000 or an integral multiple thereof,

                  (C) that such Security shall be purchased as of the Purchase
            Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Indenture, and

                  (D) in the event the Company elects, pursuant to Section
            3.08(b), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 3.08(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

            (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

      If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.10, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.08(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

      The Company or the Purchase Party, as applicable, shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Initial Principal Amount at Maturity of such portion is at least $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

      Any purchase by the Company or the Purchase Party, as applicable, contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid Contingent Cash Interest, if any) on the later of (i) the fourth Business Day following the applicable Purchase Date (the "Payment Date") and (ii) the time of delivery of the Security.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day following the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

      The Paying Agent shall promptly notify the Company and any Purchase Party of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

      (b) Company's Right to Elect Manner of Payment of Purchase Price. The Securities to be purchased pursuant to Section 3.08(a) may be paid for, at the election of the Company, in U.S. legal tender ("cash") or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.08(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(e), whether the Securities will be purchased for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which cash or Common Stock will be paid; provided that cash will be paid for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.08 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.08(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company or any Purchase Party is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable securities laws cannot be obtained, the Company or any Purchase Party may purchase the Securities of such Holder or Holders for cash. Except as provided in clause (ii) of the foregoing sentence, the Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to this Section 3.08(b) or pursuant to Section 3.08(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

      At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

      (i) the manner of payment selected by the Company,

      (ii) the information required by Section 3.08(e),

      (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.08(d) have been or will be complied with, and

      (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.08(e).

      (c) Purchase with Cash. On each Payment Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company or the Purchase Party, if any, with cash equal to the aggregate Purchase Price of such Securities. If the Company elects to purchase Securities with cash, the Company Notice, as provided in Section 3.08(e), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to the applicable Purchase Date (the "Company Notice Date").

      (d) Payment by Issuance of Common Stock. On each Payment Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company or the Purchase Party, if any, by the issuance or transfer of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price of the Common Stock, subject to the next succeeding paragraph.

      Fractional shares of Common Stock will not be issued in payment of the Purchase Price. Instead the Company or the Purchase Party, if any, will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price of the Common Stock by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

      If the Company elects to purchase the Securities by the issuance of shares of Common Stock, the Company Notice, as provided in Section 3.08(e), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

      The Company's right to exercise its election to purchase the Securities pursuant to Section 3.08 through the issuance of shares of Common Stock shall be conditioned upon:

            (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

            (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

            (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

            (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company or transferred by a Purchase Party in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (i) and
      (ii) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that condition (ii) above has been satisfied.

      Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Initial Principal Amount at Maturity of Securities and the Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending on the applicable Purchase Date. The Company may elect to pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Payment Date and the Company has elected to purchase the Securities pursuant to this Section
3.08 through the issuance of shares of Common Stock, the Company or the Purchase Party, as applicable, shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

      The "Market Price" of the Common Stock means the average of the Sale Prices of the Common Stock for the five trading day period ending on (if the third Business Day prior to the applicable Purchase Date is a trading day, or if not, then on the last trading day prior to) the third Business Day prior to the applicable Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date (or other date in question, for the purpose of adjusting the Conversion Rate), of any event described in Section 10.06, 10.07 or 10.08; subject, however, to the conditions set forth in Sections 10.09 and 10.10.

      (e) Notice of Election. The Company's notice of election to purchase with cash or Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 12.02 at the time specified in Section 3.08(c) or (d), as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

      In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

            (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

            (2) set forth the method of calculating the Market Price of the Common Stock; and

            (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

      In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

            (i) the Purchase Price, the Conversion Rate and, to the extent known at the time of such notice, the amount of Contingent Cash Interest, if any, that will be accrued and payable with respect to the Securities as of the Purchase Date;

            (ii) the name and address of the Paying Agent and the Conversion Agent;

            (iii) that Securities as to which a Purchase Notice has been given may be converted pursuant to Article 10 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (iv) that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price and Contingent Cash Interest, if any;

            (v) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn, together with any accrued Contingent Cash Interest payable with respect thereto, will be paid on the later of the Payment Date and the time of surrender of such Security as described in (iv);

            (vi) the procedures the Holder must follow to exercise rights under
      Section 3.08 and a brief description of those rights;

            (vii) briefly, the conversion rights of the Securities;

            (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
      Section 3.08(a)(1)(D) or Section 3.10);

            (ix) that, unless the Company defaults in making payment of such Purchase Price, Contingent Additional Principal and Contingent Cash Interest, if any, on Securities called for redemption will cease to accrue in favor of the Holder surrendering such Securities immediately after the Purchase Date; and

            (x) the CUSIP number of the Securities.

      At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company and may include such other information, if any, as the Company deems appropriate so long as it is consistent with this Indenture.

      Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Initial Principal Amount at Maturity of Securities, the Company will promptly notify the Holders thereof and use its reasonable best efforts to post this information on its web site or, at its option, otherwise publicly disclose this information.

      (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be duly authorized, validly issued, fully paid and nonassessable and free from preemptive rights and any lien or adverse claim imposed by or on behalf of the Company.

      The Company shall use its reasonable best efforts to list or cause to have quoted any shares of Common Stock to be delivered in satisfaction of any purchase of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted, to the extent not already so listed.

      (g) Procedure upon Purchase. The Company or the Purchase Party, if any, shall deposit cash (in respect of a cash purchase under Section 3.08(c) or for fractional interests or Contingent Cash Interest, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of, and any accrued and unpaid Contingent Cash Interest with respect to, all Securities to be purchased pursuant to this Section 3.08. As soon as practicable after the Purchase Date, the Company or the Purchase Party, if any, shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock deliverable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a Holder of record of shares of Common Stock on the Business Day following the Purchase Date. Subject to Section 3.08(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

      (h) Taxes. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

      (i) The Company shall have the option, exercisable at any time or from time to time, by an instrument in writing signed by the Company and provided to the Paying Agent, to designate a, or change the existing designation of the, financial institution to which Securities surrendered by a Holder for purchase will be initially offered by the Paying Agent on behalf of a Holder for purchase (a "Purchase Party"). If applicable, the Company shall enter into an agreement with the Paying Agent, in form and substance reasonably satisfactory to the Paying Agent, providing that, at the opening of business on each Business Day during the period commencing 20 Business Days prior to the Purchase Date through the Payment Date, the Paying Agent shall inform the Purchase Party as to the aggregate Initial Principal Amount at Maturity of Securities surrendered for purchase on the prior Business Day. The Purchase Party may accept for purchase all or any of such Securities if it agrees, no later than the time specified in the agreement between the Company and the Paying Agent (or, absent such agreement, by the Payment Date), to deliver in payment therefor the Purchase Price. Settlement of any such purchase shall take place no later than the Payment Date. In the event that the Purchase Party fails to deliver the Purchase Price by such Payment Date, the Purchase Party shall be in default of its obligations and, instead of being purchased by the Purchase Party, the Securities will be purchased by the Company in accordance with Section 3.08(g). A Holder whose Securities are purchased in whole or in part shall be given a written confirmation from the Paying Agent informing such Holder as to the aggregate Principal Amount at Maturity of the Securities so purchased. The agreement between the Company and the Paying Agent setting forth the procedures to be followed in a purchase may be changed at any time by the Company and the Paying Agent so long as such change does not, as evidenced by an Opinion of Counsel delivered to the Paying Agent, adversely affect the rights under this Indenture of a Holder who surrenders its Securities for purchase.

      SECTION 3.09 Purchase of Securities at Option of the Holder upon Change in Control. (a) If on or prior to July 31, 2007 there shall have occurred a Change in Control, all or a portion of the Securities of any Holder shall be purchased by the Company, at the option of such Holder, at a purchase price specified in paragraph 7 of the Securities (the "Change in Control Purchase Price"), as of the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c).

      A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

            (i) any person, including its affiliates and associates, other than the Company, its subsidiaries or their employee benefit plans, files a
      Schedule 13D or TO (or any successor schedules, forms or reports under the Exchange Act) disclosing that such person has become the beneficial owner of 50% or more of the voting power of the Common Stock or other Capital Stock of the Company into which the Common Stock is reclassified or changed, or

            (ii) there shall be consummated any consolidation, merger or share exchange of the Company pursuant to which the Common Stock is converted into cash, securities or other property, in each case other than a consolidation, merger or share exchange of the Company in which the Holders of Common Stock immediately prior to the consolidation, merger or share exchange have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of ordinary voting stock of the continuing or surviving corporation immediately after the consolidation, merger or share exchange.

Notwithstanding the foregoing provisions of this Section 3.09, a Change in Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

      "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

      (b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

            (1) briefly, the events causing a Change in Control and the date of such Change in Control;

            (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.09 must be given;

            (3) the Change in Control Purchase Date and, to the extent known at the time of such notice, the amount of Contingent Cash Interest, if any, that will be accrued and payable with respect to the Securities as of the Change in Control Purchase Date;

            (4) the Change in Control Purchase Price;

            (5) the name and address of the Paying Agent and the Conversion
      Agent;

            (6) the Conversion Rate and any adjustments thereto;

            (7) that Securities as to which a Change in Control Purchase Notice has been given may be converted, if otherwise convertible, pursuant to
      Article 10 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (8) that Securities must be surrendered to the Paying Agent to collect payment;

            (9) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn, together with any accrued Contingent Cash Interest payable with respect thereto, will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (8) above;

            (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.09;

            (11) briefly, the conversion rights of the Securities;

            (12) the procedures for withdrawing a Change in Control Purchase Notice;

            (13) that, unless the Company defaults in making payment of such Change in Control Purchase Price, Contingent Additional Principal and Contingent Cash Interest, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

            (14) the CUSIP number of the Securities.

      (c) A Holder may exercise its rights specified in Section 3.09(a) hereof upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date, stating:

            (1) the certificate number of the Security which the Holder will deliver to be purchased;

            (2) the portion of the Initial Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be at least $1,000 in Initial Principal Amount at Maturity or an integral multiple thereof, and

            (3) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 7 of the Securities.

      The delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section
3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

      The Company shall purchase from the Holder thereof, pursuant to this
Section 3.09, a portion of a Security if the Initial Principal Amount at Maturity of such portion is at least $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid Contingent Cash Interest, if any) promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.09.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this
Section 3.09(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

      SECTION 3.10 Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid Contingent Cash Interest, with respect to such Security through the Purchase Date or Change in Control Purchase Date, as applicable. Such Purchase Price or Change in Control Purchase Price and Contingent Cash Interest, if any, shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such

Security (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a) or Section 3.09(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

      A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

            (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

            (2) the Initial Principal Amount at Maturity of the Security with respect to which such notice of withdrawal is being submitted, and

            (3) the Initial Principal Amount at Maturity, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

      A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.08(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

      There shall be no purchase of any Securities pursuant to Section 3.08 (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) or 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid Contingent Cash Interest with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid Contingent Cash Interest with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

      SECTION 3.11 Deposit of Purchase Price or Change in Control Purchase Price. Promptly following the Change in Control Purchase Date or on or prior to 10:00 a.m. (New York City Time) on the Payment Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business
Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid Contingent Cash Interest with respect to, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

      SECTION 3.12 Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Initial Principal Amount at Maturity equal to, and in exchange for, the portion of the Initial Principal Amount at Maturity of the Security so surrendered which is not purchased.

      SECTION 3.13 Covenant to Comply with Securities Laws upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1, if applicable, and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report), if required, or any other schedule required under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections
3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

      SECTION 3.14 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 14 of the Securities, together with dividends, if any, thereon, held by them for the payment of the Purchase Price or Change in Control Purchase Price or Contingent Cash Interest, if any, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, and the accrued and unpaid Contingent Cash Interest with respect to, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with dividends, if any, thereon.

      SECTION 3.15 Clean-up Call by the Company. If at least 90% in aggregate Initial Principal Amount at Maturity of the Securities outstanding immediately prior to the Change in Control are purchased by the Company on the Change in Control Purchase Date, the Company may, within 90 days following the Change in Control Purchase Date at its option, redeem all of the remaining Securities at the Change in Control Purchase Price. All redemptions pursuant to this Section
3.15 shall be in accordance with the procedures in Section 3.03.

                                   ARTICLE 4

                                   COVENANTS

      SECTION 4.01 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Except as provided elsewhere in this Indenture, any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. Principal Amount at Maturity, Initial Principal Amount at Maturity and Contingent Additional Principal, Redemption Price, Purchase Price, Change in Control Purchase Price and Contingent Cash Interest, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

      The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Contingent Additional Principal.

      Notwithstanding any other provision hereof or of any Security, the Company may, but will not be required to, in its sole discretion make any additional payment on or in respect of the Securities and may fix a record date for any such payment upon notice to the Trustee as if such payment were subject to
Section 1.05(e) hereof.

      SECTION 4.02 SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a).

      SECTION 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2002) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

      SECTION 4.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

      SECTION 4.05 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of JPMorgan Chase Bank, located at 450 West 33rd Street, New York, NY 10001 (Attention: Institutional Trust Services), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

      SECTION 4.06 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial Holder of Securities or shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial Holder of Securities or holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or Holders with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

      SECTION 4.07 Calculation of Original Issue Discount. The Company agrees, and each Holder and any beneficial holder of a Security by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the Securities as debt instruments that are subject to Section 1.1275-4(b) of the Treasury Regulations. For United States federal income tax purposes, the Company shall accrue interest with respect to outstanding Securities as original issue discount according to the "noncontingent bond method," set forth in section 1.1275-4(b) of the Treasury Regulations, based on a comparable yield of 6.69% compounded semiannually and the projected payment schedule attached as Exhibit C to this Indenture. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount for United States federal income tax purposes (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment.

      THE COMPANY ACKNOWLEDGES AND AGREES, AND EACH HOLDER AND ANY BENEFICIAL HOLDER OF A SECURITY BY ITS PURCHASE THEREOF SHALL BE DEEMED TO ACKNOWLEDGE AND AGREE, THAT (I) THE COMPARABLE YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS ARE DETERMINED ON THE BASIS OF AN ASSUMPTION OF LINEAR GROWTH OF THE STOCK PRICE AND A CONSTANT DIVIDEND YIELD AND ARE NOT DETERMINED FOR ANY PURPOSE OTHER THAN FOR THE DETERMINATION OF INTEREST ACCRUALS AND ADJUSTMENTS THEREOF IN RESPECT OF THE SECURITIES FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND (II) THE COMPARABLE YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE AMOUNTS PAYABLE ON THE SECURITIES.

                                   ARTICLE 5

                             SUCCESSOR CORPORATION

      SECTION 5.01 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

            (a) either (1) the Company shall be the continuing corporation or
      (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

            (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

            (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

      For purposes of the foregoing, the conveyance, transfer or lease of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company, but a bona fide pledge or hypothecation will be deemed not to be prohibited by this Indenture.

      The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.14, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to
Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

      SECTION 6.01 Events of Default. An "Event of Default" occurs if:

            (1) the Company defaults in the payment of the Principal Amount at Maturity, Contingent Additional Principal, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

            (2) the Company defaults in the payment of any Contingent Cash Interest upon any Security, and such default shall continue for 30 days;

            (3) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (1) and (2) above) upon receipt by the Company of Notice of Default by the Trustee or by Holders of not less than 25% in aggregate Principal Amount at Maturity of the Securities then outstanding and the Company fails to cure (or obtain a waiver of) such Default within 60 days after receipt of a Notice of Default;

            (4) (A) the Company fails to make any payment by the end of any applicable grace period after maturity of Indebtedness in an amount (taken together with amounts in (B)) in excess of $100 million and continuance of such failure, or (B) the acceleration of Indebtedness in an amount (taken together with the amounts in (A)) in excess of $100 million because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate Principal Amount at Maturity of the Securities then outstanding; however, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; or

            (5) the Company, or any Significant Subsidiary, or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy
      Law:

                  (A) commences a voluntary case or proceeding;

                  (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (D) makes a general assignment for the benefit of its
            creditors;

                  (E) files a petition in bankruptcy or answer or consent
            seeking reorganization or relief; or

                  (F) consents to the filing of such a petition or the
            appointment of or taking possession by a Custodian; or

            (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant
            Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a

            Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary insolvent or bankrupt;

                  (B) appoints a Custodian of the Company or any Significant
            Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary or for any substantial part of its or their properties; or

                  (C) orders the winding up or liquidation of the Company or any
            Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary;

      and the order or decree remains unstayed and in effect for 60 days.

      "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

      "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

      A Default under clause (3) or clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) or clause (4) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

      The Company will deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (3) or clause (4) above, its status and what action the Company is taking or proposes to take with respect thereto.

      SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6)) occurs and is continuing, the Trustee by Notice to the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Initial Principal Amount at Maturity plus any accrued and unpaid Contingent Cash Interest and Contingent Additional Principal through the date of declaration to be immediately due and payable. Upon such a declaration, such Initial Principal Amount at Maturity plus accrued Contingent Additional Principal and the Contingent Cash Interest, if any, shall be due and payable immediately. If an Event of Default specified in
Section 6.01(5) or (6) occurs and is continuing, the Initial Principal Amount at Maturity plus accrued and unpaid Contingent Cash Interest and Contingent Additional Principal, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Initial Principal Amount at Maturity plus accrued and unpaid Contingent Cash Interest and Contingent Additional Principal, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Initial Principal Amount at Maturity plus accrued Contingent Additional Principal and Contingent Cash Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

      The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

      SECTION 6.04 Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (3) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      SECTION 6.05 Control by Majority. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it against loss, liability or expense. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      SECTION 6.06 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

            (5) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

      A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

      SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount at Maturity, Initial Principal Amount at Maturity plus Contingent Additional Principal, Redemption Price, Purchase Price, Change in Control Purchase Price or Contingent Cash Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder; provided that this shall not affect the ability of Holders to waive acceleration pursuant to
Section 6.04 or rescind acceleration pursuant to Section 6.02.

      SECTION 6.08 Collection Suit by Trustee. If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.06.

      SECTION 6.09 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount at Maturity, Initial Principal Amount at Maturity plus Contingent Additional Principal, Redemption Price, Purchase Price, Change in Control Purchase Price or Contingent Cash Interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for the whole amount of the Principal Amount at Maturity, Initial Principal Amount at Maturity plus Contingent Additional Principal, Redemption Price, Purchase Price, Change in Control Purchase Price, or Contingent Cash Interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.06) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            FIRST: to the Trustee for amounts due under Section 7.06;

            SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount at Maturity, Initial Principal Amount at Maturity plus Contingent Additional Principal, Redemption Price, Purchase Price, Change in Control Purchase Price or Contingent Cash Interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

            THIRD: the balance, if any, to the Company.

      The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

      SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount at Maturity of the Securities at the time outstanding. This Section 6.11 shall be in lieu of
Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      SECTION 6.12 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount at Maturity, Initial Principal Amount at Maturity plus Contingent Additional Principal, Redemption Price, Purchase Price, Change in Control Purchase Price or Contingent Cash Interest, if any, in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                    TRUSTEE

      SECTION 7.01 Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default hereunder has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

            (a) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred:

                  (i) the duties and obligations of the Trustee shall be
            determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

            (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

      None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

      The provisions of this Section 7.01 are in furtherance of and subject to Sections 315 and 316 of the TIA.

      SECTION 7.02 Certain Rights of the Trustee. In furtherance of and subject to the TIA and subject to Section 7.01:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;

            (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture with the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

            (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

            (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate Principal Amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand; and

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

            (h) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

            (i) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion Counsel.

            (j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

            (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

            (l) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

      If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.01(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.02 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

      SECTION 7.03 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

      SECTION 7.04 Trustee and Agents May Hold Securities; Collections, Etc.. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 7.08 and 7.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

      SECTION 7.05 Moneys Held by Trustee. Subject to the provisions of Section
8.02 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

      SECTION 7.06 Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to be agreed to in writing by the Trustee and the Company, and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including (i) the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ and (ii) interest at the prime rate on any disbursements and advances made by the Trustee and not paid by the Company within five days after receipt of an invoice for such disbursement or advance) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby effectively subordinated to such senior claim to such extent. The provisions of this Section shall survive the termination of this Indenture.

      To secure the Company's payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount at Maturity, Initial Principal Amount at Maturity plus accrued Contingent Additional Principal, Redemption Price, Purchase Price, Change in Control Purchase Price, Contingent Cash Interest, if any as the case may be, on particular Securities.

      The Company's payment obligations pursuant to this Section 7.06 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

      SECTION 7.07 Right of Trustee to Rely on Officers' Certificate, Etc. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

      SECTION 7.08 Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA.

      SECTION 7.09 Persons Eligible for Appointment as Trustee. The Trustee shall at all times be a corporation or banking association having a combined capital and surplus of at least $50,000,000. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

      SECTION 7.10 Resignation and Removal; Appointment of Successor Trustee.
(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Company and by mailing notice thereof by first class mail to the Holders of Securities at their last addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security for at least six months may, subject to the provisions of Section 7.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

            (b) In case at any time any of the following shall occur:

            (i) the Trustee shall fail to comply with the provisions of Section
      7.08 with respect to any Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security for at least six months; or

            (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any Securityholder; or

            (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

            (iv) the Company shall determine that the Trustee has failed to perform its obligations under this Indenture in any material respect;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11, any Securityholder who has been a bona fide Holder of a Security for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been appointed and have accepted appointment within 30 days after a notice of removal has been given, the removed trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

            (c) The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 1.05 of the action in that regard taken by the Securityholders.

            (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

      SECTION 7.11 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

      No successor trustee shall accept appointment as provided in this Section
7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

      Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail notice thereof by first class mail to the Holders of Securities at their last addresses as they shall appear in the register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the

Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

      SECTION 7.12 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or banking association shall be qualified under the provisions of
Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

      SECTION 7.13 Preferential Collection of Claims Against the Company. The Trustee shall comply with the provisions of Section 311 of the TIA.

      SECTION 7.14 Reports by the Trustee. (a) The Trustee shall transmit to Holders and other persons such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA on or before July 15 in each year that such report is required, such reports to be dated as of the immediately preceding May 15.

      (b) A copy of each such report shall, at the time of such transmission to Securityholders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Securities are listed and also with the SEC. The Company agrees to notify the Trustee when and as the Securities become admitted to trading on any national securities exchange.

      SECTION 7.15 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Securityholders, as the names and addresses of such Holders appear on the Security register, notice by mail of all Defaults which have occurred, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such; provided that, except in the case of Default in the payment of the principal of, interest on, or other similar obligation with respect to, any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or

Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

      SECTION 8.01 Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash or, if expressly permitted by the terms of the Securities, Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.06, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

      SECTION 8.02 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE 9

                                   AMENDMENTS

      SECTION 9.01 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article 5 or Section 10.14;

            (3) to secure the Company's obligations under the Securities and this Indenture;

            (4) to make any change that does not, as evidenced by an Opinion of Counsel delivered to the Trustee, materially adversely affect the rights of any Securityholder;

            (5) to make any change in connection with the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA;

            (6) add to the Company's covenants or obligations under this Indenture for the protection of the Holders or surrender any right, power or option conferred by this Indenture on the Company, or

            (7) to increase the Contingent Cash Interest or any other amount to be paid to Holders.

      SECTION 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

            (1) make any change to the Principal Amount at Maturity of Securities whose Holders must consent to an amendment;

            (2) make any change in the manner or rate of accrual in connection with Contingent Additional Principal, make any change in the manner of calculation of, or that adversely affects the right to receive, Contingent Cash Interest, reduce the rate of interest referred to in paragraph 1 of the Securities, or extend the time for payment of or Contingent Cash Interest, if any, on any Security;

            (3) reduce the Principal Amount at Maturity, Initial Principal Amount at Maturity or extend the Stated Maturity of any Security;

            (4) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security;

            (5) make any Security payable in money or securities other than that stated in the Security;

            (6) make any change in Section 6.04, Section 6.07 or this Section 9.02, except to increase any percentage set forth therein;

            (7) make any change that adversely affects the right to convert any Security;

            (8) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture; or

            (9) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities.

      It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

      SECTION 9.03 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

      SECTION 9.04 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

      SECTION 9.05 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

      SECTION 9.06 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

      SECTION 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10

                                   CONVERSION

      SECTION 10.01 Conversion Privilege. A Holder of a Security may convert such Security into Common Stock at any time during the period stated in paragraph 9 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per

$1,000 of Initial Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in paragraph 9 in the Securities, subject to adjustment as herein set forth.

      A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion to be converted is an Initial Principal Amount at Maturity of at least $1,000 or an integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

      "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shorter of

            (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

            (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or
      (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

            (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 10.06(4), 10.07 or
      10.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

      In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which
Section 10.06(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

      "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 10.07 or 10.08 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other principal national or regional exchange or market on which the Common Stock is then listed or quoted.

      SECTION 10.02 Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date").

      The Company shall have the option, exercisable at any time or from time to time, by an instrument in writing signed by the Company and provided to the Conversion Agent, to designate a, or change the designation of the financial institution to which Securities surrendered by a Holder for conversion will be initially offered by the Conversion Agent on behalf of a Holder for exchange (an "Exchange Party"). If applicable, the Company shall enter into an agreement with the Conversion Agent, in form and substance reasonably satisfactory to the Conversion Agent, providing that, at the opening of business on each Business Day during the period from 20 Business Days prior to the Purchase Date to the Payment Date, the Conversion Agent shall inform the Exchange Party as to the aggregate Initial Principal Amount at Maturity of Securities surrendered for exchange on the prior Business Day. The Exchange Party may accept for exchange all or any of such Securities if it agrees, no later than the time specified in the agreement between the Company and the Conversion Agent (or, absent such agreement, by the Payment Date), to deliver in exchange therefor the number of Common Shares and other property that would be issued on conversion of such Securities in accordance with the terms of this Indenture. As soon as practicable following the Conversion Date, the Exchange Party or the Company, as the case may be, will deliver through the Conversion Agent a certificate for the number of full shares of Common Stock into which any Security is converted, together with any cash payment for fractional shares. Delivery to the Holder of the full number of shares of Common Stock into which the Security is convertible, together with any cash payment for such Holders' fractional shares, will be deemed to satisfy the Company's obligation to pay the Principal Amount at Maturity of the Security whether made by the Company or by the Exchange Party. A Holder whose Securities are exchanged in whole or in part shall be given a written confirmation from the Conversion Agent informing such Holder as to the aggregate Principal Amount at Maturity of the Securities so exchanged. For purposes of the following paragraphs, Securities for which the Company provides the Common Shares shall be referred to as Securities which have been "converted," while Securities for which the Exchange Party supplies Common Shares shall be referred to as Securities which have been "exchanged." Any Securities which have been exchanged shall remain outstanding. The agreement between the Company and the Conversion Agent setting forth the procedures to be followed in an exchange may be changed at any time, as evidenced by an Opinion of Counsel delivered to the Paying Agent, so long as such change does not adversely affect the rights under this Indenture of a Holder who surrenders its Securities for conversion.

      As soon as practicable after the Conversion Date, the Company or the Exchange Party shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to
Section 10.03. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

      No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 10. On conversion of a Security, that portion of accrued Contingent Additional Principal attributable to the period from the Issue Date of the Security through the Conversion Date and (except as provided below) accrued Contingent Cash Interest with respect to the converted Security through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Contingent Additional Principal accrued through the Conversion Date and accrued Contingent Cash Interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Initial Principal Amount at Maturity of the Security being converted pursuant to the provisions hereof.

      If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

      If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

      Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Security surrendered.

      SECTION 10.03 Fractional Shares. Fractional shares of Common Stock will not be delivered upon conversion or exchange of a Security. Instead, the Company or the Exchange Party will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price of the Common Stock, on the last trading day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

      SECTION 10.04 Taxes on Conversion. If a Holder converts a Security, the Company or the Exchange Party shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent or the Exchange Party may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent or the Exchange Party receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

      SECTION 10.05 Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article 10, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

      All shares of Common Stock delivered upon conversion of the Securities shall be duly authorized, validly issued, fully paid and nonassessable and free from preemptive rights and any lien or adverse claim.

      The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

      SECTION 10.06 Adjustment for Change in Capital Stock. If, after the Issue Date of the Securities, the Company:

            (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

            (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

            (3) combines its outstanding shares of Common Stock into a smaller number of shares;

            (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

            (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

      The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

      If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 10 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 10.

      SECTION 10.07 Adjustment for Rights Issue. If, after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price of the Common Stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                         R'  =  R  x      (O + N)
                                     -------------------
                                      (O + (N x P)/M)

         where:

            R' = the adjusted Conversion Rate.

            R = the current Conversion Rate.

            O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 10.07 is being applied.

            N = the number of additional shares of Common Stock offered pursuant to the distribution.

            P = the offering price per share of the additional shares.

            M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 10.06(4) applies or (ii) a distribution to which Section
      10.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.07 applies, the fair market value (on the record date for the distribution to which this Section 10.07 applies) of the

            (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.06(4) distribution and

            (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 10.08 distribution.

      The Board of Directors shall determine fair market values for the purposes of this Section 10.07.

      The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

      No adjustment shall be made under this Section 10.07 if the application of the formula stated above in this Section 10.07 would result in a value of R' that is equal to or less than the value of R.

      SECTION 10.08 Adjustment for Other Distributions. (a) If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its assets excluding distributions of Capital Stock or equity interests referred to in Section 10.08(b), or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section
10.06 and distributions of rights, warrants or options referred to in Section
10.07 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of Section 10.08(c), in accordance with the formula:

                           R'  =    R x M
                                    -----
                                    M - F
where:

            R' = the adjusted Conversion Rate.

            R = the current Conversion Rate.

            M = the Average Sale Price, minus, in the case of a distribution to which Section 10.06(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 10.08(a) applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this
      Section 10.08(a) applies, the fair market value (on the record date for the distribution to which this Section 10.08(a) applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.06(4) distribution.

            F = the fair market value (on the record date for the distribution to which this Section 10.08(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 10.08(a) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

      The Board of Directors shall determine fair market values for the purposes of this Section 10.08(a).

      The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.08(a) applies.

      For purposes of this Section 10.08(a), the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in item (i) below. For purposes of item (i) below, the "Measurement Period" with respect to a cash dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the "Relevant Cash Dividends" with respect to a cash dividend on the Common Stock shall mean the cash dividends on the Common Stock with Ex-Dividend Times occurring in the Measurement Period.

            (i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis 5% of the Sale Price of the Common Stock on the last trading day preceding the date of declaration by the Board of Directors of the cash dividend with respect to which this provision is being applied, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.08(a), the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus
      (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 10.08(a).

            (ii) In making the determinations required by item (i) above, the amount of cash dividends paid on a per share basis, and the amount of any Relevant Cash Dividends specified in item (i) above, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 10.06.

      (b) If, after the Issue Date of the Securities, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

                           R'  =  R x   (1 + F/M)
where:

            R' = the adjusted Conversion Rate.

            R = the current Conversion Rate.

            M = the average of the Sale Prices of the Common Stock for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which such securities are then listed or quoted (the "Ex-Dividend Date").

            F = the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 10.08(b) shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Sale Prices of those securities distributed for the 10 trading days commencing on and including the fifth trading day after the Ex-Dividend Date.

            (c) In the event that, with respect to any distribution to which
      Section 10.08(a) would otherwise apply, the difference "M-F" as defined in the formula set forth in Section 10.08(a) is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by Section 10.08(a) shall not be made and in lieu thereof the provisions of Section
      10.14 shall apply to such distribution.

      SECTION 10.09 When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

      All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

      SECTION 10.10 When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 10.06, 10.07, 10.08 or 10.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

      No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

      No adjustment need be made for a change in the par value or no par value of the Common Stock.

      To the extent the Securities become convertible pursuant to this Article 10 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

      SECTION 10.11 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

      SECTION 10.12 Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

      A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 10.06, 10.07 or 10.08.

      SECTION 10.13 Notice of Certain Transactions. If:

            (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07 or 10.08 (unless no adjustment is to occur pursuant to Section 10.10); or

            (2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.14; or

            (3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

      SECTION 10.14 Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.


      The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto;

and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article
10. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

      If this Section applies, neither Section 10.06 nor 10.07 applies.

      If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of Section 10.08(c), would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

      SECTION 10.15 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 10.03, 10.06, 10.07, 10.08, 10.09, 10.10, 10.14 or 10.17 is conclusive.

      SECTION 10.16 Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.16 as the Trustee.

      SECTION 10.17 Simultaneous Adjustments. In the event that this Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.06(4), 10.07 or 10.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying first, the provisions of Section 10.06, second, the provisions of Section 10.08 and third, the provisions of Section 10.07.

      SECTION 10.18 Successive Adjustments. After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

      SECTION 10.19 Rights Issued in Respect of Common Stock Issued upon Conversion. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 10 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this
Article 10, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

                                   ARTICLE 11

                               PAYMENT OF INTEREST

      SECTION 11.01 Interest Payments. Contingent Cash Interest on any Security that is payable, and is punctually paid or duly provided for, on any applicable payment date shall be paid to the person in whose name that Security is registered at the close of business on the accrual date for such interest at the office or agency of the Company maintained for such purpose. Each installment of Contingent Cash Interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States if the Trustee shall have received proper wire transfer instructions from such payee not later than the related accrual date or, if no such instructions shall have been received, by check drawn on a bank in New York City mailed to the payee at its address set forth on the Registrar's books. In the case of a permanent Global Security, Contingent Cash Interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

      SECTION 11.02 Defaulted Interest. Except as otherwise specified with respect to the Securities, any Contingent Cash Interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant accrual date, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause
(1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted

      Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

            (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

      SECTION 11.03 Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to Contingent Cash Interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE 12

                                  MISCELLANEOUS

      SECTION 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

      SECTION 12.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

      if to the Company:

            Omnicom Group Inc.
            437 Madison Avenue, 9th Floor
            New York, New York 10022

            Telephone No.  (212) 415-3600
            Facsimile No.  (212) 817-6988
            Attention:  General Counsel

      if to the Trustee:

            JPMorgan Chase Bank
            450 West 33rd Street
            New York, New York  10001

            Telephone No.  (212) 946-3075
            Facsimile No.  (212) 946-8162
            Attention:  Institutional Trust Services

      The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

      If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

      SECTION 12.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

      SECTION 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      Notwithstanding the foregoing, it is understood that no Opinion of Counsel or Officer's Certificate shall be required pursuant to this Section 12.04 in connection with the initial issuance of the Securities or the issuance of Common Stock upon the exercise of the conversion privilege.

      SECTION 12.05 Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

            (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

      SECTION 12.06 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 12.07 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

      SECTION 12.08 Calculations. The calculation of the Purchase Price, Change in Control Purchase Price, Conversion Rate, Market Price, Sale Price of the Common Stock and each other calculation to be made hereunder (other than the Market Price for the Securities) shall be the obligation of the Company. All calculations made by the Company as contemplated pursuant to this Section 12.08 shall be final and binding on the Company and the Holders absent manifest error. The Trustee, Paying Agent, Conversion Agent and Bid Solicitation Agent shall not be obligated to recalculate, recompute or confirm any such calculations.

      SECTION 12.09 Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no Contingent Additional Principal or Contingent Cash Interest, if any, shall accrue for the intervening period.

      SECTION 12.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE

STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

      SECTION 12.11 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

      SECTION 12.12 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

      SECTION 12.13 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

      IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                       OMNICOM GROUP INC.


                                       By: /s/ Robert Profusek
                                           ------------------------
                                           Executive Vice President


                                       JPMORGAN CHASE BANK,
                                       as Trustee


                                       By  /s/ Patrick Healy
                                           ------------------------
                                           Name:  Patrick Healy
                                           Title: Vice President

                                  EXHIBIT A-1

                       [FORM OF FACE OF GLOBAL SECURITY]

      FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS DEEMED TO BE ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS MARCH 6, 2002, AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 6.69% PER ANNUM. THE HOLDER OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION
TO: OMNICOM GROUP INC., 437 MADISON AVENUE, 9TH FLOOR, NEW YORK, NEW YORK 10022,
ATTENTION: GENERAL COUNSEL.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

      THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON


                                     A-1-1

WHICH OMNICOM GROUP INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

      THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.


                                     A-1-2

                               OMNICOM GROUP INC.
                Zero Coupon Zero Yield Convertible Note due 2032

No. R-                                                 CUSIP:  681919 AL0
Issue Date:  March 6, 2002


      OMNICOM GROUP INC., a New York corporation, promises to pay to Cede & Co. or registered assigns, the Initial Principal Amount at Maturity of [_______________________________ ($________)], or if greater, the Principal
Amount at Maturity, on July 31, 2032.

      This Security shall bear no interest other than Contingent Cash Interest, if any, and Contingent Additional Principal will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

      Additional provisions of this Security are set forth on the other side of this Security.

Dated:   March 6, 2002                  OMNICOM GROUP INC.


                                        By
                                          -------------------------------
                                          Title:


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

JPMORGAN CHASE BANK,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture (as defined on the other side of this Security).


By
   -------------------------------
         Authorized Officer


                                     A-1-3

       [FORM OF REVERSE SIDE OF ZERO COUPON ZERO YIELD CONVERTIBLE NOTE]
                Zero Coupon Zero Yield Convertible Note due 2032

1.    Interest.

      This Security shall not bear interest, except as specified in this paragraph or in paragraph 5 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 7 hereof or upon the maturity of this Security) or if Contingent Cash Interest, if any, due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the sum of the rate of 1% per annum plus a percentage per annum equal to the rate of accrual of Contingent Additional Principal, if any, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Contingent Additional Principal.

2.    Method of Payment.

      Subject to the terms and conditions of the Indenture, and except as otherwise provided in the Indenture, the Company or the Purchase Party will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and at maturity of this Security to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. In addition, the Company will pay Contingent Cash Interest, if any. The Company or the Purchase Party will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company or the Purchase Party may make such cash payments by check payable in such money if the Security is not registered in the name of Cede & Co. or a nominee thereof. If the Security is registered in the name of Cede & Co. or a nominee thereof, the Company or the Purchase Party may make such cash payments by wire transfer. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3.    Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent.

      Initially, JPMorgan Chase Bank, a New York banking corporation (the "Trustee"), will act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.


                                     A-1-4

4.    Indenture.

      The Company issued the Securities under an Indenture dated as of March 6, 2002 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

      The Securities are general unsecured and unsubordinated obligations of the Company limited to $900,000,000 aggregate Initial Principal Amount at Maturity (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

      Before July 31, 2022, the Principal Amount at Maturity of a Security will be equal to the Initial Principal Amount at Maturity of the Security. On or after July 31, 2022, if the July 31, 2022 Average Conversion Value of a Security is greater than the Initial Principal Amount at Maturity but less than or equal to 220% of the Initial Principal Amount at Maturity, then the Principal Amount at Maturity of a Security will be equal to the July 31, 2022 Average Conversion Value of the Security; provided that if the July 31, 2022 Average Conversion Value exceeds 200% of the Initial Principal Amount at Maturity, then the Principal Amount at Maturity will equal 200% of the Initial Principal Amount at Maturity. If the July 31, 2022 Average Conversion Value exceeds 220% of the Initial Principal Amount at Maturity or is less than or equal than the Initial Principal Amount at Maturity then the Principal Amount at Maturity will equal the Initial Principal Amount at Maturity.

5.    Contingent Cash Interest.

      Subject to the accrual and record date provisions specified in this paragraph 5, the Company shall pay contingent cash interest ("Contingent Cash Interest") to the Holder of this Security during any six-month period (each a "Contingent Interest Period") from August 1 to January 31 or from February 1 to July 31, commencing on or after August 1, 2007, if the average of the Zero Coupon Zero Yield Convertible Note Market Prices for each of the days in the Five-Day Period with respect to such Contingent Interest Period equals or exceeds 120% of the Initial Principal Amount at Maturity of this Security.

      For any six-month period, the amount of Contingent Cash Interest payable per $1,000 Initial Principal Amount at Maturity hereof in respect of any Contingent Interest Period shall equal the amount of Regular Cash Dividends payable by the Company per share of Common Stock during that Contingent Interest Period multiplied by the number of shares of Common Stock into which $1,000 Initial Principal Amount at Maturity hereof is convertible pursuant to paragraph 9 hereof as of the accrual date for such Contingent Cash Interest.

      During any Contingent Interest Period with respect to which Contingent Cash Interest is payable, the Company will notify the Trustee upon its declaration of each Regular Cash Dividend. Contingent Cash Interest, if any, will accrue and be payable to Holders as of the


                                     A-1-5
record date for the Regular Cash Dividend giving rise to such accrued Contingent Cash Interest. Such payments shall be paid on the payment date of the related Regular Cash Dividend.

      "Five-Day Period" means, with respect to any Contingent Interest Period, the five trading days ending on the second trading day immediately preceding the first day of such Contingent Interest Period; provided, however, that if the Company shall have declared a Regular Cash Dividend on its Common Stock that is payable during such Contingent Interest Period but for which the record date for determining stockholders entitled thereto precedes the first day of such Contingent Interest Period, then "Five-Day Period" shall mean, with respect to such Contingent Interest Period, the five trading days ending on the second trading day immediately preceding such record date.

      "Regular Cash Dividends" means quarterly or other periodic cash dividends on the Company's Common Stock as declared by the Board of Directors as part of its cash dividend payment practices and that are not designated by the Board of Directors as extraordinary or special or other nonrecurring dividends.

      "Zero Coupon Zero Yield Convertible Note Market Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 Principal Amount at Maturity obtained by the Bid Solicitation Agent for $10 million Principal Amount at Maturity of Securities at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the Zero Coupon Zero Yield Convertible Note Market Price for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average of the Sale Prices of the Common Stock for each of the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 10.06, 10.07 or 10.08 (subject to the conditions set forth in Sections 10.09 and 10.10) of the Indenture.

      The Company will determine every six months, commencing August 1, 2007, whether the conditions to the payment of Contingent Cash Interest have been satisfied and, if so, the Company shall promptly notify the Holders of this Security of such determination and shall use its reasonable best efforts to post this information on its web site or, at its option, otherwise publicly disclose this information.

6.    Redemption at the Option of the Company.

      No sinking fund is provided for the Securities. The Company cannot redeem the Securities before July 31, 2007. On or after July 31, 2007, and before July 31, 2022 the Company may, at its option, redeem the Securities for cash at any time in whole or from time to time in part at the Initial Principal Amount at Maturity of the Securities.


                                     A-1-6

      On or after July 31, 2022, the Company may redeem the Securities at any time in whole or in part at the Initial Principal Amount at Maturity plus accrued Contingent Additional Principal, if any. The price to be paid for any such redemption is referred to as the "Redemption Price." The Securities will be redeemable in integral multiples of $1,000 of Principal Amount at Maturity.

      In addition to the Redemption Price payable with respect to all Securities or portions thereof to be redeemed as of a Redemption Date, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid Contingent Cash Interest, if any, with respect thereto, which Contingent Cash Interest shall be paid in cash on the Redemption Date.

7.    Purchase by the Company at the Option of the Holder.

      Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Initial Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

      Purchase Date                            Purchase Price
      -------------                            --------------
      July 31, 2003 through but          Initial Principal Amount at
      not including July 31, 2022        Maturity of the Security

      July 31, 2022 through              Initial Principal Amount at Maturity
      July 31, 2031                      of the Security plus accrued
                                         Contingent Additional Principal, if any

      The Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof and may be paid by a Purchase Party if so designated by the Company, in accordance with the terms of the Indenture.

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder 35 Business Days after the occurrence of a Change in Control of the Company occurring on or prior to July 31, 2007 for a Change in Control Purchase Price equal to $1,000 per Security, which Change in Control Purchase Price shall be paid in cash.

      If at least 90% in aggregate Principal Amount at Maturity of the Securities outstanding immediately prior to the Change in Control are purchased on the Change in Control Purchase Date, the Company may, within 90 days following the Change in Control Purchase Date, at its option, redeem for cash all of the remaining Securities at a Redemption Price per Security equal to the Initial Principal Amount at Maturity of such Security.


                                     A-1-7

      In addition to the Purchase Price or Change in Control Purchase Price, as the case may be, payable with respect to all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid Contingent Cash Interest, if any, with respect thereto, which Contingent Cash Interest shall be paid in cash promptly following the later of the Purchase Date or the Change in Control Purchase Date, as the case may be and the time of delivery of such Securities to the Paying Agent pursuant to the Indenture.

      Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of, together with any accrued and unpaid Contingent Cash Interest with respect to, all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on or prior to the Business Day following the Change in Control Purchase Date or the Payment Date, as the case may be, Contingent Additional Principal and Contingent Cash Interest, if any, shall cease to accrue on such Securities (or portions thereof) in favor of the Holder surrendering the Securities for purchase immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder surrendering such Securities for purchase shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, and accrued and unpaid Contingent Cash Interest, if any, upon surrender of such Security).

      In certain circumstances, as provided in the Indenture, when a Holder surrenders Securities for purchase, the Purchase Agent may first offer such Securities to a financial institution chosen by the Company who will have the option, but not the obligation, (unless separately agreed to by it and the Company at the time) to purchase such Securities at the applicable Purchase Price).

8.    Notice of Redemption.

      Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid Contingent Cash Interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date, Contingent Additional Principal and Contingent Cash Interest, if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 Initial Principal Amount at Maturity may be redeemed in part but only in an Initial Principal Amount at Maturity of at least $1,000 or in integral multiples thereof.


                                     A-1-8

9.    Conversion.

      Holders may surrender Securities for conversion into shares of Common Stock only if at least one of the conditions described in (a) through (d) below is satisfied. In addition, a Security for which a Holder has delivered a Purchase Notice or a Change in Control Purchase Notice requiring the Company to purchase the Security may be surrendered for conversion only if such notice is withdrawn in accordance with the Indenture.

      The initial Conversion Rate is 9.09 shares per $1,000 Initial Principal Amount at Maturity of a Security, subject to adjustment upon the occurrence of certain events described in the Indenture. A Holder otherwise entitled to a fractional share will receive cash in an amount equal to the value of such fractional share based on the Sale Price on the trading day immediately preceding the Conversion Date.

      The ability to surrender Securities for conversion will expire at the close of business on July 31, 2032.

(a) Before July 31, 2022, Holders may surrender a Security for conversion at the then-applicable conversion price during any calendar quarter, commencing after March 31, 2002 if the average Conversion Values of the Security for each of the last 20 trading days in the preceding calendar quarter is greater than or equal to a specified percentage of the Initial Principal Amount at Maturity; 125% for the quarter ending June 30, 2002, and increasing 5% per quarter for each quarter thereafter up to a maximum of 220% of the Initial Principal Amount at Maturity of the Security for the quarter ending June 30, 2007. Thereafter, this percentage shall remain at 220%. If the foregoing condition is satisfied at any time after July 31, 2003 and before July 31, 2022, then the Securities will become and remain convertible at any time thereafter at the option of the Holder, through maturity. On or after July 31, 2022, Holders may surrender a Security for conversion during any calendar quarter if the average of the Conversion Values of the Security for each of the last 20 trading days in the preceding calendar quarter is greater than or equal to 110% of the Principal Amount at Maturity of the Security. If the foregoing condition is satisfied, then the Securities will become and remain convertible at any time thereafter at the option of the Holder, through maturity.

(b) Holders may also surrender a Security for conversion at the then-applicable conversion price at any time after the credit rating assigned to the Securities is reduced to Baa3 or lower by Moody's Investors Service, Inc. or BBB or lower by Standard & Poor's Ratings Services, even if the credit rating assigned has subsequently been changed to a higher rating.

(c) A Holder may surrender for conversion at the then-applicable conversion price a Security with respect to which the Company has mailed a Redemption Notice at any time prior to the close of business on the second Business Day prior to the Redemption Date, even if it is not otherwise convertible at that time.

(d)   If the Company elects to


                                     A-1-9

      o distribute to all Holders of Common Stock certain rights entitling them to purchase, for a period expiring within 60 days, Common Stock at less than the Sale Price at the time, or

      o distribute to all Holders of Common Stock assets, debt securities or certain rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors exceeding 15% of the closing price of the Common Stock on the day preceding the declaration date for such distribution, the Company must notify the Holders of Securities at least 20 days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at the then-applicable conversion price at any time thereafter until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the Company's announcement that such distribution will not take place.

      Contingent Cash Interest will not be paid on Securities that are converted; provided, however that Holders of Securities surrendered for conversion during the period from the close of business on any record date for the Regular Cash Dividend giving rise to the obligation to pay Contingent Cash Interest to the opening of business on the date on which such Contingent Cash Interest is payable, shall be entitled to receive such Contingent Cash Interest on the date on which such Contingent Cash Interest is payable. Except Securities with respect to which the Company has mailed a Notice of Redemption, Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the Contingent Cash Interest with respect thereto that the registered Holder is to receive.

      The Conversion Rate will not be adjusted for accrued Contingent Additional Principal, if any, or Contingent Cash Interest, if any. As soon as practicable following the Conversion Date, the Company will deliver through the Conversion Agent a certificate for the number of full shares of Common Stock into which any Security is converted, together with any cash payment for fractional shares. Delivery to the Holder of the full number of shares of Common Stock into which the Security is convertible, together with any cash payment for such Holder's fractional shares, will be deemed to satisfy the Company's obligation to pay the Principal Amount at Maturity of and any accrued Contingent Additional Principal on the Security.

      Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 10.14 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date the Company announces the anticipated effective time until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Security into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the Holder would have received if the Holder had converted its Security immediately prior to the transaction. If the transaction also constitutes a Change in Control, the Holder will be able to require the Company to purchase all or a portion of its Securities as described under paragraph 7 herein.


                                     A-1-10

      To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required. The "Conversion Date" as used herein refers to the date on which all of the foregoing requirements have been satisfied.

      A Holder may convert a portion of a Security if the Initial Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Contingent Additional Principal attributable to the period from the Issue Date through the Conversion Date and (except as provided above) accrued Contingent Cash Interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Contingent Additional Principal accrued through the Conversion Date and accrued Contingent Cash Interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Initial Principal Amount at Maturity of the Security being converted pursuant to the provisions hereof.

      The Conversion Rate will be adjusted as provided in Article 10 of the Indenture. However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

      In certain circumstances as provided for in the Indenture, when a Holder surrenders a Security for conversion, the Conversion Agent may first offer the Security to a financial institution chosen by the Company who will have the option, but not the obligation (unless separately agreed to by it and the Company at the time) to agree to exchange those Securities for the number of shares of Common Stock that the Holder of those Securities would have been otherwise entitled to receive upon conversion, plus cash for any fractional shares.

10.   Conversion Arrangement on Call for Redemption.

      In connection with any redemption of Securities (unless such Securities have been surrendered by the close of business on the Redemption Date), the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities, as provided for in the Indenture.


                                     A-1-11

11.   Defaulted Interest.

      Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant accrual date, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided in Section 11.02 of the Indenture.

12.   Denominations; Transfer; Exchange.

      The Securities are in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a Notice of Redemption of Securities to be redeemed.

13.   Persons Deemed Owners.

      The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14.   Unclaimed Money or Securities.

      The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

15.   Amendment; Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 or Section 10.14 of the Indenture, to secure the Company's obligations under this Security or the Indenture, to make any change that does not, as evidenced by an Opinion of Counsel delivered to the Trustee, materially adversely affect the rights of any Securityholder, to make any change in connection with the registration of the


                                     A-1-12

Securities under the Securities Act or to comply with the TIA, or any amendment thereto, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, to add to the Company's covenants or obligations under the Indenture for the protection of the Holders or to surrender any right, power or option conferred by the Indenture on the Company, or to increase the Contingent Cash Interest or any other amount to be paid to Holders.

16.   Defaults and Remedies.

      Under the Indenture, Events of Default include (i) default in the payment of the Principal Amount at Maturity, Contingent Additional Principal, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon acceleration, when due for purchase by the Company or otherwise; (ii) default in payment of any Contingent Cash Interest upon any Security, and such default shall continue for 30 days; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) (a) failure of the Company to make any payment by the end of any applicable grace period after maturity of Indebtedness in an amount (taken together with amounts in (b) below) in excess of $100,000,000, and continuance of such failure or (b) the acceleration of Indebtedness in an amount (taken together with amounts in (a) above) in excess of $100,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (a) and (b) above, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate Principal Amount at Maturity of the Securities then outstanding; however if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred, or (v) certain events of bankruptcy or insolvency affecting the Company or its Significant Subsidiaries. If an Event of Default shall have occurred and be continuing, either the Trustee, or the Holders of not less than 25% in aggregate Principal Amount at Maturity of the Securities then outstanding may declare the Initial Principal Amount at Maturity, plus any accrued and unpaid Contingent Cash Interest and Contingent Additional Principal through the date of such declaration, if any, to be immediately due and payable. In case of certain events of bankruptcy or insolvency of the Company, the Initial Principal Amount at Maturity plus accrued and unpaid Contingent Cash Interest and Contingent Additional Principal, if any, shall automatically become immediately due and payable.

      Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.


                                     A-1-13

17.   Trustee Dealings with the Company.

      Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.   Authentication.

      This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

19.   Abbreviations.

      Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.   GOVERNING LAW.

      THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

                                   ----------

      The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:

            Omnicom Group Inc.
            437 Madison Avenue, 9th Floor
            New York, New York 10022
            Attention:  General Counsel


                                     A-1-14

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

------------------------------------

------------------------------------
(Insert assignee's soc. sec. or tax ID no.)

------------------------------------

------------------------------------

------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint

_____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:

                                     |   |
                                     |___|

To convert only part of this Security, state the Initial Principal Amount at Maturity to be converted (which must be $1,000 or any integral multiple thereof);

$
------------------------------------

If you want the stock certificate made out in another person's name, fill in the form below:

------------------------------------

------------------------------------
(Insert other person's soc. sec. or tax ID no.)

------------------------------------

------------------------------------

------------------------------------

------------------------------------
(Print or type other person's name, address and zip code)


------------------------------------------------------------------------------

Date:  _____________________  Your Signature:_________________________________

------------------------------------------------------------------------------
     (Sign exactly as your name appears on the other side of this Security)


                                     A-1-15

                                   EXHIBIT A-2

                         [Form of Certificated Security]

      FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS DEEMED TO BE ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS MARCH 6, 2002, AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 6.69% PER ANNUM. THE HOLDER OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION
TO: OMNICOM GROUP INC., 437 MADISON AVENUE, 9TH FLOOR, NEW YORK, NEW YORK 10022,
ATTENTION: GENERAL COUNSEL

      [INCLUDE IF SECURITY IS A CERTIFICATED SECURITY TO BE HELD BY AN INSTITUTIONAL ACCREDITED INVESTOR--IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOLLOWING RESTRICTIONS.]

      THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH OMNICOM GROUP INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),


                                     A-2-1

(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

      [THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.]


                                     A-2-2

                               OMNICOM GROUP INC.
                Zero Coupon Zero Yield Convertible Notes due 2032


No. R-                                                    CUSIP:  681919 AL0
Issue Date:  March 6, 2002
Initial Principal Amount at Maturity:  $1,000.00

      OMNICOM GROUP INC., a New York corporation, promises to pay to Cede & Co.
or registered assigns, the Initial Principal Amount at Maturity of    , or if
greater, the Principal Amount at ______________________________ Maturity, on July 31, 2032.

      This Security shall not bear interest other than Contingent Cash Interest, if any, and Contingent Additional Principal will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

      Additional provisions of this Security are set forth on the other side of this Security.

Dated:   March 6, 2002                       OMNICOM GROUP INC.


                                             By
                                               -------------------------------
                                                 Title:


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

JPMorgan Chase Bank,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture (as defined on the other side of this Security).


By
   --------------------------------------
         Authorized Officer


                                     A-2-3

                                  EXHIBIT B-1

                              Transfer Certificate

      In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ Principal Amount at Maturity of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

      |_| A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

      |_| The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

      |_| The transfer of the Surrendered Securities is to an institutional accredited investor, as described in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

      |_| The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or

      |_| The transfer of the Surrendered Securities is pursuant to an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act; or

      |_| The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

      |_|   The transferee is an Affiliate of the Company.


DATE:
       --------------------                  -----------------------------------
                                                       Signature(s)

            (If the registered owner is a corporation, partnership or
             fiduciary, the title of the Person signing on behalf of
                     such registered owner must be stated.)


                                     B-1-1

                                   EXHIBIT B-2

             Form of Letter to Be Delivered by Accredited Investors

Omnicom Group Inc.
437 Madison Avenue, 9th Floor
New York, New York  10022

Attention:  General Counsel

JPMorgan Chase Bank
450 West 33rd Street
New York, New York  10001

Attention:  Institutional Trust Services

Dear Sirs:

      We are delivering this letter in connection with the proposed transfer of $_____________ Initial Principal Amount at Maturity of the Zero Coupon Zero Yield Convertible Notes due 2032 (the "Notes") of Omnicom Group Inc. (the "Company"), which are convertible into shares of the Company's Common Stock, $0.15 par value per share (the "Common Stock") as specified in the Indenture.

      We hereby confirm that:

            (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

            (ii) the purchase of Notes by us is for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

            (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Debentures; and

            (iv) we are not acquiring Notes with a view to distribution thereof or with any present intention of offering or selling Notes or the Common Stock issuable upon


                                     B-2-1
      conversion thereof, except as permitted below; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

      We understand that the Notes were originally offered and sold in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Notes and the shares of Common Stock (the "Securities") issuable upon conversion thereof have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if in the future we decide to resell or otherwise transfer such Securities prior to the date (the "Resale Restriction Termination Date") which is two years after the later of the original issuance of the Notes and the last date on which the Company or an affiliate of the Company was the owner of the Security, such Securities may be resold or otherwise transferred only (i) to the Company or any subsidiary thereof, or (ii) for as long as the Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A, or
(iii) to an Institutional Accredited Investor that is acquiring the Security for its own account, or for the account of such Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (iv) pursuant to another available exemption from registration under the Securities Act (if applicable), or (v) pursuant to a registration statement which has been declared effective under the Securities Act and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Securities. We further agree to provide any person purchasing any of the Securities other than pursuant to clause (v) above from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the trustee or the transfer agent, as the case may be, for the Securities will not be required to accept for registration of transfer any Securities pursuant to (iii) or (iv) above except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that any Securities will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph other than certificates representing Securities transferred pursuant to clause (v) above.

      We acknowledge that the Company, others and you will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.


                                     B-2-2

      THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.


                                      (Name of Purchaser)


                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:
                                           Address:



                                     B-2-3

                                    EXHIBIT C

                          Projected Payment Schedule*

                                       Projected Payment per $1,000 per Initial
  Semi-annual Period Ending           Principal Amount at Maturity of a Security
  -------------------------           ------------------------------------------
        July 31, 2002                                      --
      January 31, 2003                                     --
        July 31, 2003                                      --
      January 31, 2004                                     --
        July 31, 2004                                      --
      January 31, 2005                                     --
        July 31, 2005                                      --
      January 31, 2006                                     --
        July 31, 2006                                      --
      January 31, 2007                                     --
        July 31, 2007                                      --
      January 31, 2008                                   5.2403
        July 31, 2008                                    5.4174
      January 31, 2009                                   5.6004
        July 31, 2009                                    5.7896
      January 31, 2010                                   5.9852
        July 31, 2010                                    6.1874
      January 31, 2011                                   6.3965
        July 31, 2011                                    6.6126
      January 31, 2012                                   6.8360
        July 31, 2012                                    7.0670
      January 31, 2013                                   7.3057
        July 31, 2013                                    7.5525
      January 31, 2014                                   7.8077
        July 31, 2014                                    8.0715
      January 31, 2015                                   8.3442
        July 31, 2015                                    8.6261
      January 31, 2016                                   8.9175
        July 31, 2016                                    9.2188
      January 31, 2017                                   9.5303

----------
* The comparable yield and the schedule of projected payments are determined on the basis of an assumption of linear growth of the stock price and a constant dividend yield and are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on Securities.

                                       Projected Payment per $1,000 per Initial
  Semi-annual Period Ending           Principal Amount at Maturity of a Security
  -------------------------           ------------------------------------------
        July 31, 2017                                    9.8523
      January 31, 2018                                  10.1851
        July 31, 2018                                   10.5293
      January 31, 2019                                  10.8850
        July 31, 2019                                   11.2527
      January 31, 2020                                  11.6329
        July 31, 2020                                   12.0259
      January 31, 2021                                  12.4322
        July 31, 2021                                   12.8523
      January 31, 2022                                  13.2865
        July 31, 2022                                   13.7354
      January 31, 2023                                  14.1994
        July 31, 2023                                   14.6792
      January 31, 2024                                  15.1751
        July 31, 2024                                   15.6878
      January 31, 2025                                  16.2178
        July 31, 2025                                   16.7658
      January 31, 2026                                  17.3322
        July 31, 2026                                   17.9178
      January 31, 2027                                  18.5231
        July 31, 2027                                   19.1490
      January 31, 2028                                  19.7959
        July 31, 2028                                   20.4647
      January 31, 2029                                  21.1561
        July 31, 2029                                   21.8709
      January 31, 2030                                  22.6098
        July 31, 2030                                   23.3737
      January 31, 2031                                  24.1634
        July 31, 2031                                   24.9798
      January 31, 2032                                  25.8237
        July 31, 2032                                 6,269.603


                                      C-2